United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 6, 2019

iFresh Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-38013	82-066764
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2-39 54th Avenue Long Island City, NY 11101
(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (718) 628-6200

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001	IFMK	Nasdaq Capital Market

Item 1.01. Entry into a Material Definitive Agreement.

On June 1 and June 5, 2019, respectively, iFresh, Inc., a Delaware corporation (the “Company”), and two holders (the “Holders”) of the Company’s warrants (the “Existing Warrants”) issued pursuant to that certain Securities Purchase Agreement dated October 19, 2018, entered into certain Exchange Agreements (the “Agreements”), whereby the Company agreed to issue to the Holders an aggregate of 1,170,000 shares (“Exchange Shares”) of the Company’s common stock, par value $0.0001 per share (the “Common Stock”) and warrant to purchase an aggregate of 1,170,000 shares of Common Stock (the “Exchange Warrants”) as the negotiated purchase price for the Existing Warrants based on the Black Scholes Value as a result of a certain transaction which was deemed as a Fundamental Transaction (as defined in the Existing Warrants) pursuant to Section 3(e) of the Existing Warrants.

The Agreement contains certain customary representations and warranties and standard indemnification obligations.

The Exchange Warrants are exercisable from October 23, 2018, the issuance date of Existing Warrants and may be exercised until fourth anniversary of the issuance date of the Exchange Warrants at an initial exercise price equal to the closing price of the Common Stock on the date of the Agreements. Each warrant is subject to anti-dilution provisions that require adjustment of the number of shares of Common Stock that may be acquired upon exercise of the warrant, or to the exercise price of such shares, or both, to reflect stock dividends and splits, subsequent rights offerings, pro-rata distributions, and certain fundamental transactions. The warrants also contain “full ratchet” price protection in the event of subsequent issuances below the applicable exercise price. If at any time after the earlier to occur of (x) the first anniversary of the issuance date and (y) the 120th calendar day after the date of a special shareholders meeting for an acquisition and disposition, there is no effective registration statement registering, or no current prospectus available for, the resale of the shares issuable upon exercise of the Exchange Warrants by the Holders, then the Exchange Warrant may also be exercised, in whole or in part, on a cashless basis. One of the Holders also agreed not to sell any Exchange Warrant or shares issuable upon exercise of the Exchange Warrant until the earlier to occur of (a) the initial filing by the Company of a proxy statement in connection with a special shareholders meeting for an acquisition and disposition and (b) 30 days after the date of the Agreement with that Holder. The Company has the right force the Holders to exercise the Exchange Warrants for cash in the event the VWAP of the Common Stock exceeds 200% of the exercise price and certain equity conditions are satisfied.

The transactions contemplated by the Agreements are expected to be completed on June 6, 2019.

The foregoing summary of the Agreements and Exchange Warrants are subject to, and qualified in its entirety by, respectively, the full text of the form of Exchange Agreement and form of Exchange Common Stock Purchase Warrant, copies of which are attached hereto as Exhibits 10.1 and 10.2.

Item 3.02. Unregistered Sales of Equity Securities.

The Exchange Shares and the Exchange Warrants were issued in transactions exempt from registration pursuant to Section 4(a)(2) and Section 3(a)(9) of the Securities Act of 1933, as amended.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
4.1	Form of Exchange Common Stock Purchase Warrant
10.1	Form of Exchange Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 6, 2019

iFRESH, INC.

By:	/s/ Long Deng
Name:	Long Deng
Title:	Chairman and Chief Executive Officer

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